UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 2, 2015

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement

On June 2, 2015, Belmond Ltd. (the “Company”) and its wholly-owned subsidiary Belmond Interfin Ltd. (the “Borrower”) amended its senior secured credit facility dated March 21, 2014. The amendments were made pursuant to a first amendment, dated as of June 2, 2015 (the "First Amendment"), to the Credit Agreement, dated as of March 21, 2014, among the Company, the Borrower, the term lenders from time to time party thereto, and Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Credit Agricole Corporate and Investment Bank as revolving lenders, and Barclays Bank PLC as administrative agent, collateral agent and swingline lender (the "Credit Agreement") filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2014.

Pursuant to the Credit Agreement, interest on the U.S. dollar-denominated tranche of the term loan is calculated at LIBOR plus a 3.00% margin or Base Rate plus a 2.00% margin, at the Borrower's option, and interest on the euro-denominated tranche is calculated at EURIBOR plus a 3.25% margin.  Pursuant to the First Amendment, interest on the euro-denominated tranche will be reduced to EURIBOR plus a 3.00% margin.

The First Amendment also increases the amount of Restricted Payments the Company can make from $20.0 million to $75.0 million.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirely by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

10.1	First Amendment, dated June 2, 2015, among Belmond Ltd., Belmond Interfin Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Credit Agricole Corporate and Investment Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Richard M. Levine
Name: Richard M. Levine
Title: Secretary

Date: June 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated June 2, 2015, among Belmond Ltd., Belmond Interfin Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Credit Agricole Corporate and Investment Bank.

3